Exhibit 99.1

September 14, 2012

Dear Shareholders,

Please find below the El Gallo Complex development update.

McEwen Mining has completed the construction of El Gallo Phase 1 and commissioning is well under way. The Company expects to pour its first bar of gold over the coming 2 weeks!

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova	Mailing Address
Investor Relations	181 Bay Street Suite 4750
Tel: (647) 258-0395	Toronto, ON M5J 2T3
Toll Free: (866) 441-0690	PO box 792
Fax: (647) 258-0408	E-mail: info@mcewenmining.com

Facebook: www.facebook.com/McEwenRob
Twitter: www.twitter.com/McEwenMining

If you no longer want to receive announcements from us, please do not reply to this e-mail. Instead simply click here.

El Gallo Complex Development Photo Update September 14, 2012

Loading heap leach pad 2

Leaching underway at the heap leach pad 3

Commissioning the carbon columns 4

Preparing for blasting inside of the open pit 5

Overlooking Samanegio open pit mine 6

5.6 million tonnes moved since December 7

Backfilling previously mined open pit 8

Crushers ramping up to their designed capacity of 3,000 tonnes per day 9

McEwen’s Mexican Mining Team! 10

 For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 x 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408 Email: info@mcewenmining.com www.facebook.com/McEwenRob www.twitter.com/McEwenMining